UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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HARTMAN COMMERCIAL PROPERTIES REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARTMAN COMMERCIAL PROPERTIES REIT
1450 West Sam Houston Parkway North
Suite 100
Houston, Texas 77043
April 29, 2005

To the Shareholders of Hartman Commercial Properties REIT:

You are cordially invited to attend the annual meeting of shareholders of Hartman Commercial Properties REIT, a Maryland real estate investment trust (the “Company”), to be held on Friday, June 3, 2005, at 3:00 p.m. local time at the Radisson Hotel Houston West, 10655 Katy Freeway, Houston, Texas 77024.

The formal business to be conducted at the meeting is described in the notice that follows this letter. At the annual meeting of shareholders you will be asked to elect the six individuals to serve on the Company’s board of trustees until the next annual meeting of shareholders and until their successors are duly elected and qualified.

We will be available to answer your questions during the meeting and afterward.

Our board of trustees recommends that you vote in favor of all of the nominees for election to our board of trustees at the annual meeting. The accompanying proxy statement provides detailed information about the nominees for election to our board of trustees.

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the annual meeting, even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

I look forward to seeing you on June 3, 2005, at 3:00 p.m.

                                                        Sincerely,

                                                        HARTMAN COMMERCIAL PROPERTIES REIT

                                                        Allen R. Hartman
                        President

HARTMAN COMMERCIAL PROPERTIES REIT
1450 West Sam Houston Parkway North
Suite 100
Houston, Texas 77043

April 29, 2005

Notice of Annual Meeting of Shareholders

To Be Held On Friday, June 3, 2005, at 3:00 p.m.

The annual meeting of shareholders of Hartman Commercial Properties REIT (the “Company”) will be held at the Radisson Hotel Houston West, 10655 Katy Freeway, Houston, Texas 77024, on Friday, June 3, 2005, at 3:00 p.m. local time, for the following purposes:

1.	To elect the six individuals to serve on the board of trustees until the next annual meeting of shareholders and until their successors are duly elected and qualified.
2.	To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Shareholders who owned common shares of beneficial interest at the close of business on April 1, 2005 are entitled to notice of, and to vote at, the meeting.

Our 2004 Annual Report to Shareholders, which is not a part of the proxy soliciting material, is enclosed.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares as soon as possible.

                                                        By Order of the Board of Trustees

                                                        Allen R. Hartman
                        President and Corporate Secretary

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the annual meeting, even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

HARTMAN COMMERCIAL PROPERTIES REIT
1450 West Sam Houston Parkway North
Suite 100
Houston, Texas 77043

Proxy Statement

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of trustees of Hartman Commercial Properties REIT, a Maryland real estate investment trust, for use at our annual meeting of shareholders to be held on June 3, 2005, and at any adjournment, continuation or postponement of the meeting.

We use a number of abbreviations in this proxy statement. We refer to the Company as “the Company,” “we,” “us” and “our.” The term “proxy solicitation materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2004” means our 2004 fiscal year which began on January 1, 2004 and ended on December 31, 2004. The annual meeting of shareholders to be held on June 3, 2005 is simply referred to as “the annual meeting” or the “meeting.” The Amended and Restated Declaration of Trust is referred to as the “declaration of trust.”

At the annual meeting of shareholders you will be asked to elect the six individuals to serve on the Company’s board of trustees until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Our principal executive office is located at 1450 West Sam Houston Parkway N., Suite 100, Houston, Texas 77043. Our principal executive office telephone number is (713) 467-2222 and our fax number is (713) 973-8912.

These proxy solicitation materials, together with an accompanying copy of the Company’s 2004 Annual Report to Shareholders, are being sent or given to all shareholders entitled to vote at the annual meeting of shareholders by mail, commencing on or about April 29, 2005.

Record Date and Shares Outstanding

Shareholders who owned our common shares of beneficial interest at the close of business on April 1, 2005, referred to in this proxy statement as the record date, are entitled to notice of, and to vote at, the annual meeting. At the record date, we had 7,557,189 common shares of beneficial interest issued and outstanding. Each common share of beneficial interest is entitled to one vote.

Revoking Your Proxy

You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated vote in person at the annual meeting, or (2) delivering instructions to the attention of the Corporate Secretary at the Company’s principal executive office, 1450 West Sam Houston Parkway N., Suite 100, Houston, Texas 77043. Any notice of revocation sent to us must include the shareholder’s name and must be received prior to the meeting to be effective.

How Your Proxy Will Be Voted

All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the election of all of the following nominees to the Company’s board of trustees: Allen R. Hartman, Terry L. Henderson, Samuel C. Hathorn, Jack L. Mahaffey, Chris A. Minton, and Chand Vyas.

In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of trustees. We have not received notice of any other matters that may properly be presented at the annual meeting. If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening (within 11 months from the date of this proxy statement) of the annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

Quorum

Each common share of beneficial interest outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. A quorum, which is fifty percent (50%) of the outstanding shares as of the record date, or 3,778,595 shares, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card. Votes against the proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite number of voting shares has been obtained.

Voting

Tabulation/Required Vote

If a quorum is present, the vote of a majority of the shares represented at the annual meeting in person or by proxy is required for the election of the trustees. Withheld votes will have the same effect as a vote against the respective nominee.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as inspectors of election for the meeting. Broker non-votes (which are explained below) and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum.

Abstentions and Broker Non-Votes

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares with respect to which abstentions and broker “non-votes” are recorded, as well as shares as to which proxy authority has been withheld with respect to any matter, will be counted for purposes of determining whether a quorum is present at the meeting. With respect to the election of trustees, abstentions and broker “non-votes” will have the same effect as a vote against the nominee.

Solicitation of Proxies

This solicitation is being made by mail on behalf of our board of trustees, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our shareholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers.

PROPOSAL NO. 1

ELECTION OF TRUSTEES

The board of trustees currently consists of six members, four of whom (Samuel C. Hathorn, Jack L. Mahaffey, Chris A. Minton, and Chand Vyas) are “independent” as that term is defined under Rule 4200(a)(15) of the Nasdaq Stock Market, and such trustees are also “independent” as that term is defined in the Company’s Amended and Restated Declaration of Trust (the “Declaration of Trust”). The board of trustees has proposed the following nominees for election as trustees, each to serve for a term ending at the 2006 Annual Meeting of Shareholders: Allen R. Hartman, Terry L. Henderson, Samuel C. Hathorn, Jack L. Mahaffey, Chris A. Minton, and Chand Vyas. Each nominee elected as a trustee will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement. The persons named in the enclosed proxy intend to vote the proxy for the election of each of these six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a trustee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of trustees serving on the board.

The principal occupation and certain other information about the nominees are set forth below.

The board of trustees unanimously recommends a vote FOR the election of these nominees as trustees.

Allen R. Hartman, age 53, has been our president, secretary and a member of our board of trustees since our formation in 1998. He is also the sole limited partner of our advisor and property manager, Hartman Management, L.P. (“Hartman Management”), as well as the president, secretary, sole trustee and sole shareholder of the general partner of Hartman Management. Since 1984, Mr. Hartman, as an individual general partner, has been the sponsor of 17 private limited and general partnerships that have invested in commercial real estate in Houston, San Antonio and Dallas, Texas. Mr. Hartman has over 30 years of experience in the commercial real estate industry. From 1978 to 1983, Mr. Hartman owned and operated residential rental properties. From 1972 to 1978, Mr. Hartman worked as an independent contractor in the real estate construction industry. In 1978, Mr. Hartman formed Hartman Investment Properties (a Texas sole proprietorship) to develop, acquire, manage, and lease commercial real estate ventures.

Terry L. Henderson, age 54, has been our Chief Financial Officer and a member of our board of trustees since April 27, 2005, when he was appointed by the board of trustees to replace Robert W. Engel, who resigned those positions effective April 26, 2005. Mr. Henderson has been the Chief Financial Officer of Hartman Management since 2003. Mr. Henderson is a Certified Public Accountant and a member of various professional CPA organizations. He holds a Bachelor of Business Administration in Accounting from Texas Tech University. Prior to joining Hartman Management, Mr. Henderson was the Chief Financial Officer for Senterra Real Estate Group in Houston, Texas from 1990 to 2003.

Chand Vyas, age 60, has been a member of our board of trustees since 2002. Mr. Vyas is the Chairman and Chief Executive Officer of EPS Technology, a global information technology and business process outsourcing company that he founded in 2000. From 1982 until 1998, Mr. Vyas served as Chief Executive Officer of Ziegler Coal Holding Company, where he led a buyout of Ziegler from its parent company, Houston Natural Gas, in 1985. In subsequent years, under Mr. Vyas’ leadership, Ziegler grew many fold through acquisitions including the purchase of Old Ben Coal from British Petroleum as well as Shell Mining Company from Shell Oil. Ziegler Coal Holding Company went public in 1994 with the largest initial public offering underwritten during that year’s third quarter.

Jack L. Mahaffey, age 73, has been a member of our board of trustees since 2000. Mr. Mahaffey served as the President of Shell Mining Co. from 1984 until 1991. Since his retirement in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey graduated from Ohio State University with a B.S. and M.S. in Petroleum Engineering and served in the United States Air Force. He is a former board member of the National Coal Association and the National Coal Council.

Samuel C. Hathorn, age 62, has been a member of our board of trustees since 2000. Mr. Hathorn has been in the home building and land development business for over thirty years. He has held both divisional and senior management positions with three different large publicly held home builders/developers during his real estate career. For the last twenty-one years, Mr. Hathorn has been a senior executive with Weyerhaeuser Real Estate Company (WRECO), a wholly owned subsidiary of Weyerhaeuser Company (NYSE). Since 1984, Mr. Hathorn has been President and Chief Executive Officer of Trendmaker Homes, the Houston, Texas based home building and land development subsidiary of WRECO. Mr. Hathorn is a licensed C.P.A. in the State of California and holds a Bachelor of Science degree in accounting. He currently serves as a director of National Beverage Corp. (AMEX).

Chris A. Minton, age 68, has been a member of our board of trustees since 2000. Mr. Minton was employed by Lockheed Martin for 35 years and was a Vice-President of Lockheed’s Technology Services Group from 1993 until 1995. While employed at Lockheed, he supervised the business operations of six operating companies that employed over 30,000 people. Since his retirement from Lockheed in 1995, Mr. Minton has managed his personal investments and served as a consultant to a privately held aircraft mechanics school and to a Lockheed Martin subsidiary company. Mr. Minton graduated from Villanova University with a Bachelors Degree, and he is a licensed C.P.A. (retired status) in the State of Texas. He has been awarded the Gold Knight of Management award for achievements as a professional manager by the National Management Association.

Board of Trustees Meetings and Committees

During the fiscal year ended December 31, 2004, the board of trustees met four times and did not take any actions by written consent. All of the Company’s trustees attended at least 75% of the aggregate number of board meetings and the meetings of each committee of the board of trustees on which they served. All trustees are invited and encouraged to attend the annual meeting of shareholders. In general, all trustees attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the incumbent trustees attended the 2004 annual meeting of shareholders.

Our entire board considers all major decisions concerning our business, including any property acquisitions. However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The board of trustees has established two permanent committees, each composed solely of independent directors: the Audit Committee and the Conflicts Committee.

Audit Committee. The Audit Committee consists of Chris A. Minton, Samuel C. Hathorn, and Chand Vyas. Our board of trustees has determined that Chris A. Minton, chairman and a certified public accountant, is an “audit committee financial expert,” as defined by the rules of the SEC. The audit committee’s primary functions are to assist the board of trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, overseeing and evaluating the system of internal controls which management has established, and supervising the audit and financial reporting process (including direct responsibility for the appointment, compensation and oversight of the independent registered public accounting firm engaged to perform the annual audit and quarterly reviews with respect to the Company’s financial statements). The Audit Committee has adopted a written charter approved by the board of trustees, which can be found on our website at www.hartmanmgmt.com. The information contained on our web site is not, and should not be considered to be, a part of this proxy statement. Each of the members of the Audit Committee satisfies the independence requirements of Rules 4200(a)(15) and 4350(d)(2) of the Nasdaq Stock Market, and such members are also “independent” as that term is defined in the Company’s Declaration of Trust. During the fiscal year ended December 31, 2004, the Audit Committee met four times and did not take any actions by written consent.

Nominating Committee. Our board of trustees does not currently have a nominating committee.  Rather, each member of our board of trustees participates in the process of identifying and considering individuals for board membership.  Our board of trustees believes its current process is effective, because the current members of the board of trustees are seasoned executives from a variety of backgrounds, and because of the role of the independent trustees in the consideration of potential trustee nominees, as discussed below. In accordance with the Company’s Declaration of Trust, a majority of the trustees must always be independent (as defined in the Declaration of Trust).  As discussed above, at present each member of our board of trustees is “independent” as that term is defined under both Rule 4200(a)(15) of the Nasdaq Stock Market and the independence standards prescribed by the Declaration of

Trust, other than Mr. Hartman and Mr. Henderson.  The board of trustees will consider for recommendation to the board suggestions made by shareholders for individuals to be considered as potential nominees for trustee that comply with the following procedures: any such suggestions should be made in writing to Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas, 77043, Attention: Corporate Secretary, and must be received no later than December 30, 2005, in order to be considered for the Company’s 2006 Annual Meeting. In order to be considered by the board of trustees, any candidate proposed by a shareholder will be required to submit appropriate biographical and other information equivalent to that required of all other trustee candidates. The board of trustees does not intend to alter the manner in which it evaluates candidates on the criteria described below based on whether or not the candidate was recommended by a shareholder. In addition to the factors considered by the trustees as described below, the Company’s declaration of trust requires that each trustee have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company.

Once our board of trustees has identified a possible nominee (whether through a recommendation from a shareholder or otherwise), the independent members of the board of trustees make an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the board of trustees when the candidate is recommended, the board’s own knowledge of the prospective candidate and information, if any, obtained by the board’s inquiries.  The preliminary determination is based primarily on the need for additional board members to fill vacancies, expand the size of the board of trustees or obtain representation in market areas without board representation and the likelihood that the candidate can satisfy the evaluation factors described below.  If the independent members of the board of trustees determine that additional consideration is warranted, the board of trustees may gather additional information about the candidate’s background and experience.  The independent members of the board of trustees then evaluate the prospective nominee against the following standards and qualifications:

•	achievement, experience and independence;

•	wisdom, integrity and judgment;

•	understanding of the business environment; and

•	willingness to devote adequate time to board duties.

The independent members of the board of trustees also consider such other relevant factors as they deem appropriate, including the current composition of the board, the need for specific expertise, and the evaluations of other candidates.  In connection with this evaluation, the independent members of the board of trustees determine whether to interview the candidate. If the independent members of the board of trustees decide that an interview is warranted, one or more of those members, and others as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview, the independent members of the board of trustees make a recommendation to the full board of trustees as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the independent members of the board of trustees.

Conflicts Committee. The Conflicts Committee consists of Jack L. Mahaffey and Chand Vyas. The conflicts committee’s primary functions are to review specific matters that the board believes may involve conflicts of interest. The conflicts committee also determines if the resolution of the conflict of interest is fair and reasonable to us. The members of the conflicts committee may not be officers or employees of us or any of our affiliates (including Hartman Management). Each of the members of the Conflicts Committee is “independent” as determined under both Rule 4200(a)(15) of the Nasdaq Stock Market and the independence standards prescribed by the Company’s Declaration of Trust. During the fiscal year ended December 31, 2004, the Conflicts Committee met three times and did not take any actions by written consent.

Code of Ethics

Our board of trustees has adopted a Code of Business Conduct Policy that is applicable to all members of our board of trustees, our executive officers and our employees. We have posted the policy on our website, at www.hartmanmgmt.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.

Communication with Trustees

We have established procedures for shareholders or other interested parties to communicate directly with our board of trustees. Such parties can contact the board by mail at: Chairperson of the Hartman Commercial Properties REIT Audit Committee, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. The Chairman of the Audit Committee will receive all communications made by this means.

Directors’ Compensation

We pay our independent trustees an annual fee of $5,000, $1,000 for each meeting attended, $1,000 per quarter for attendance at board committee meetings, and $1,000 per year for attendance at meetings of the independent board members, payable (at the option of the trustee) in either cash or by issuing such trustees common shares of beneficial interest. Although we have not granted any awards under our equity compensation plans to any of our trustees, we may also grant options to purchase common shares or other incentive awards to members of the board. All trustees are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trustees. Trustees who are not independent, by virtue of the fact that they are officers of Hartman Management, L.P., the affiliate management company which manages all of the Company’s operations, do not receive any separate compensation for services rendered as a trustee.

Executive Officers

Allen R. Hartman and Terry L. Henderson currently serve as our executive officers. Mr. Hartman currently serves as our President and Secretary, while Mr. Henderson currently serves as our Chief Financial Officer. For more information regarding Mr. Hartman and Mr. Henderson, please see their biographies above.

Executive Compensation

We have no employees. Our operations are conducted by Hartman Management, L.P. and its affiliates. A description of the fees and compensation that we pay to Hartman Management, L.P. and its affiliates is found in the “Certain Transactions” section below.

Equity Compensation Plan Information as of December 31, 2004

The following table sets forth information as to the Company’s equity compensation plan as of the end of the Company’s 2004 fiscal year:

Plan Category	Number of securities to be issued upon exercise of the outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders	0	$ 0	5,000,000 (2)
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A

(1) All of the 5,000,000 shares of stock reserved for issuance relate to the Company’s Employee and Trust Manager Incentive Share Plan (the “Plan”).

(2) The number of shares available for issuance under the Plan is equal to 5% of the Company’s issued and outstanding shares of common stock (on a fully diluted basis), subject to a maximum of 5,000,000 shares. As of December 31, 2004, the total number of shares available for issuance under the Plan was equal to 350,507.

Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents

Our Declaration of Trust provides that, to the maximum extent permitted by Maryland law, none of our trustees or officers will be liable to us for any money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. We also maintain a directors and officers liability insurance policy.

The Company’s Declaration of Trust provides that the Company will indemnify and hold harmless a trustee, officer, employee or agent against any and all losses or liabilities reasonably incurred by such trustee, officer, employee or agent in connection with or by reason of any act or omission performed or omitted to be performed on the Company’s behalf in such capacity.

However, the Company’s Declaration of Trust limits the Company’s ability to indemnify its trustees, officers, employees or agents for losses arising from its operation by requiring that the following additional conditions are met:

•	the trustees, officers, employees or agents have determined, in good faith, that the course of conduct that caused the loss or liability was in the Company’s best interests;

•	in the case of non-independent trustees, the liability or loss was not the result of negligence or misconduct by the non-independent trustee;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the independent trustee; and

•	the indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the shareholders.

Indemnification could reduce the legal remedies available to the Company and its shareholders against the indemnified individuals. These rights do not limit a shareholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a trustee’s or an officer’s duties to the Company, although the equitable remedies may not be an effective remedy in some circumstances. The general effect to investors of any arrangement under which any of our trustees, officers, employees or agents are indemnified against liability is a potential reduction in distributions resulting from such obligations or from our payment of premiums associated with any insurance we may obtain in relation to these obligations.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of trustees or officers will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•
dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Company’s board of trustees presently does not have a compensation committee. However, during fiscal 2004, all decisions of the board of trustees concerning executive officer compensation were made solely by the independent trustees, without the participation of any officer, former officer or employee of the Company. None of our executive officers serves as a member of the board of trustees, board of directors or board compensation committee of any entity that has one or more of such entity’s executive officers serving as a member of our board of trustees.

Securities Ownership of Officers and Directors

As of March 31, 2005, to our knowledge, no member of our board of trustees, nominee for election to the board of trustees, nor any of our executive officers, or any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended) is a “beneficial owner” of more than 5% of our outstanding common shares of beneficial interest.

 PRINCIPAL ACCOUNTANTS' FEES AND SERVICES

The Audit Committee has selected, and the board of trustees has ratified, Pannell Kerr Forster of Texas, P.C., as the Company’s independent auditors. The Company does not expect a representative from this firm to attend the annual meeting and, accordingly, no such representative is expected to make any statement or to be available to respond to questions at the annual meeting.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Pannell Kerr Forster of Texas, P.C., our independent auditors, for the audit of our annual financial statements for the years ended December 31, 2004, and December 31, 2003, and fees billed for other services rendered by Pannell Kerr Forster of Texas, P.C. during those periods:

	2004	2003
Audit Fees (1)	$119,655	$195,788
Audit-Related Fees (2)	51,298	142,791
Tax Fees (3)	26,978	21,661
All Other Fees	—	—
TOTAL FEES	$197,931	$360,240
______________________
(1)	Audit fees consisted of professional services performed in connection with the audit of our annual financial statements and review of financial statements included in our Forms 10-Q and Forms 10-K.
(2)
Audit-related fees for 2003 consisted of professional services performed in connection with a review of our financial statements and other financial data, which were included in our filing on Form 10. Audit-related fees for 2004 consisted of professional services performed in connection with a review of our financial statements and other financial data, which were included in our registration statement filing on Form S-11.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning and tax advice.

The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Pannell Kerr Forster of Texas, P.C.

The Audit Committee of the board of trustees has considered the services rendered by Pannell Kerr Forster of Texas, P.C. for services other than the audit of the Company’s financial statements and has determined that the provision of these services is compatible with maintaining the independence of Pannell Kerr Forster of Texas, P.C.

The Audit Committee has adopted a policy that it is required to approve all services (audit and/or non-audit) to be performed by the independent auditor to assure that the provision of such services does not impair such auditor’s independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees must be approved by the Audit Committee in advance. The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations. The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing such auditor’s independence and that such tax services do not constitute prohibited services pursuant to SEC and/or Nasdaq rules. The authority to approve services may be delegated by the Audit Committee to one or more of its members, but may not be delegated to management. If authority to approve services has been delegated to an Audit Committee member, any such approval of services must be reported to the Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 1, 2005, the amount of our common shares beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of common shares, (2) our trustees, (3) our executive officers, and (4) all of our trustees and executive officers as a group. The table also shows this ownership information assuming all outstanding OP Units are converted into shares of our common shares.

As of April 1, 2005, we had 7,557,189 common shares outstanding. After the conclusion of the on-going best-efforts offering (the “Offering”), assuming all 10,000,000 shares offered by the prospectus to the public and all 1,000,000 shares offered under our dividend reinvestment plan are sold, 18,010,145.86 common shares would be outstanding. As of April 1, 2005, there were also 12,946,118.26 OP Units outstanding, each convertible into our common shares of beneficial interest on a one-for-one basis. The information presented in the table below represents security ownership data as of April 1, 2005, and does not reflect any changes that may be caused by the Offering after such date.

	Number of Shares Beneficially Owned(1)(2)		Percent
Name of Beneficial Owner(3)	Actual	Assuming Conversion of All OP Units	Actual	Assuming Conversion of All OP Units
Allen R. Hartman(4)(5)	270,003.42	2,561,862.61	3.57%	26.01%
Terry L. Henderson	-	-	-	-
Sam Hathorn	53,683.22	114,829.71	*	1.51
Jack L. Mahaffey	68,499.50	100,442.18	*	1.32
Chris A. Minton	41,356.74	71,587.53	*	*
Chand Vyas	142,857.00	142,857.00	1.89	1.89
All trustees and executive officers as a Group (6 persons)	576,399.89	2,991,579.04	7.63	30.00
________________
*     Less than 1.0%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Actual amounts do not take into account OP Units held by the named person that are exchangeable for our common shares. Percentage ownership assuming conversion of OP Units assumes only the named person has converted his OP Units for our shares and does not give effect to any conversion of OP Units by any other person.

(2)	Assumes the shareholders listed do not purchase any shares in the Offering.
(3)	Each person listed has an address in care of Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043.
(4)	Includes Hartman Partnership, L.P. (198,935.515 shares and 489,183.74 OP Units), Hartman Partnership XII, L.P. (70,597.63 OP Units) and Hartman Partnership XV, LLC (47.14 OP Units).
(5)
Includes 1,231,393.58 OP Units owned by Houston R.E. Income Properties XIV, LP. Mr. Hartman does not own any limited partner interests in this partnership. However, Mr. Hartman owns 100% of the equity of the general partner of this partnership. As a result, Mr. Hartman may be deemed to be the beneficial owner of the securities held by this partnership. Therefore, the number of OP Units reported herein as beneficially owned by Mr. Hartman includes the 1,231,393.58 OP Units owned by Houston R.E. Income Properties XIV, LP. Consequently, for purposes of this table, Mr. Hartman is deemed to beneficially own the 1,231,393.58 common shares into which these OP Units are convertible. Mr. Hartman disclaims beneficial ownership of these OP Units and, for the purposes of this table, all common shares into which such OP Units are convertible.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Securities Exchange Act of 1934, the Company’s trustees and executive officers, and persons that beneficially own more than 10% of the Company’s common shares, are required to report periodically their ownership of the Company’s common shares and any changes in ownership to the SEC. Officers, trustees and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of Forms 3, 4, and 5 and any representations made to the Company, it appears that all such required reports for these persons were filed in a timely fashion during the 2004 fiscal year.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC’s regional offices located at 233 Broadway, Suite 1300, New York, New York 10279; and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the Commisson’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N. W., Washington, D.C. 20549 at prescribed rates. Copies of materials that we have filed with the SEC also may be accessed through the Investor Relations section of our Internet web site at http://www.hartmanmgmt.com. The information contained on our web site is not, and should not be considered to be, a part of this proxy statement.

Copies of this proxy statement and our most recent annual and quarterly reports filed with the SEC on Form 10-K and Form 10-Q, respectively, also are available to shareholders at no charge upon request directed as follows:

Hartman Commercial Properties REIT
Att’n: Allen R. Hartman, Corporate Secretary
1450 West Sam Houston Parkway N., Suite 100
Houston, Texas 77043

AUDIT COMMITTEE REPORT

        The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of the Company’s results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent auditor the auditor’s independence from the Company and its management, including the matters in the written disclosures and letter which the Audit Committee has received from the independent auditor in accordance with the requirements of the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent auditor is independent from the Company and its management.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for their audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of trustees, and the board of trustees approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee has selected, and the board of trustees has ratified, the selection of the Company’s independent auditor. The following independent trustees, who constitute the Audit Committee, provide the foregoing report.

            Audit Committee:
            Chris A. Minton
            Samuel C. Hathorn
            Chand Vyas
April 29, 2005

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

BOARD OF TRUSTEES’ REPORT ON EXECUTIVE COMPENSATION

As discussed above in this proxy statement, the Company’s board of trustees has not appointed any Compensation Committee. We also do not have any direct employees. Our operations are conducted by Hartman Management, L.P. and its affiliates. A description of the fees and compensation that we pay to Hartman Management, L.P. and its affiliates is found in the “Certain Transactions” section below.

To date, no equity compensation awards have been made under the Company’s Employee and Trust Manager Incentive Share Plan (the “Plan”). Any future awards under such plan would be subject to approval by vote of the Company’s independent trustees.

Since the Company does not have a Compensation Committee, the foregoing report is provided by the full board of trustees.

            Allen R. Hartman
            Terry L. Henderson
            Samuel C. Hathorn
            Jack L. Mahaffey
            Chris A. Minton
            Chand Vyas
April 29, 2005

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

The current terms of the compensation and fees that we pay to our affiliates, as well as certain other transactions with our affiliates, are as follows:

The Company’s day-to-day operations are strategically directed by the board of trustees and implemented through Hartman Management, L.P., our affiliated property management company. The Company owns substantially all of its real estate properties through its operating partnership, Hartman REIT Operating Partnership, L.P. (the “Operating Partnership”). Allen R. Hartman is the Company’s Board Chairman, President and Corporate Secretary, and also is the sole owner of Hartman Management, L.P. Mr. Hartman was owed $47,386 and $41,306 in dividends payable on his common shares of beneficial interest in the Company at December 31, 2004 and 2003, respectively. Mr. Hartman owned 3.9%, 3.4% and 3.4% of the issued and outstanding common shares of beneficial interest of the Company as of December 31, 2004, 2003 and 2002, respectively. Terry L. Henderson, Chief Financial Officer and a trustee of the Company, also serves as Chief Financial Officer of Hartman Management, L.P.

In January 1999, the Company entered into a property management agreement with Hartman Management, L.P.. Effective September 1, 2004, this agreement was amended and restated. Prior to September 1, 2004, in consideration for supervising the management and performing various day-to-day affairs, the Company paid Hartman Management, L.P. a management fee of 5% and a partnership management fee of 1% based on Effective Gross Revenues from the properties (generally defined as all payments actually collected from tenants and occupants of our properties, but excluding interest and other investment income of the Company (earned either directly or through its subsidiary which owns the applicable property) and proceeds received by the Company resulting from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets). After September 1, 2004, the Company pays Hartman Management, L.P. management fees in an amount not to exceed the fees customarily charged in arm’s length transactions by others rendering similar services in the same geographic area, as determined by a survey of brokers and agents in such area. The Company expects these fees to be between approximately 2% and 4% of Gross Revenues, as such term is defined in the amended and restated property management agreement, for the management of commercial office buildings and approximately 5% of Gross Revenues for the management of retail and industrial properties.

Also effective September 1, 2004, the Company entered into an advisory agreement with Hartman Management, L.P. which provides that the Company pay Hartman Management, L.P. a fee of one-fourth of .25% of Gross Asset Value, as such term is defined in the advisory agreement, per quarter for asset management services. The Company incurred total management, partnership and asset management fees payable to Hartman Management, L.P. of $1,339,822, $1,232,127 and $1,231,212 for the years ended December 31, 2004, 2003 and 2002, respectively, of which $54,331 and $93,006 were payable at December 31, 2004 and 2003, respectively.

During July 2004, the Company amended certain terms of its Declaration of Trust. Under the amended terms, Hartman Management, L.P. may be required to reimburse the Company for operating expenses exceeding certain limitations determined at the end of each fiscal quarter. Reimbursements, if any, from Hartman Management, L.P. are recorded on a quarterly basis as a reduction in management fees.

Under the provisions of the property management agreements, costs incurred by Hartman Management, L.P. for the management and maintenance of the properties are reimbursable by us to Hartman Management, L.P. Such costs include expenses and costs relating to property management, construction management, maintenance and administrative personnel incurred on behalf of our properties; provided, however, that we will not reimburse Hartman Management, L.P. for its overhead, including salaries and expenses of centralized employees other than salaries or certain property management, construction management, maintenance and administrative personnel. At December 31, 2004 and 2003, $188,772 and $288,305, respectively, was payable by the Company to Hartman Management, L.P. related to these reimbursable costs.

In consideration of leasing the properties, the Company also pays Hartman Management, L.P. leasing commissions of 6% for leases originated by Hartman Management, L.P. and 4% for expansions and renewals of existing leases based on Effective Gross Revenues from the properties. The Company incurred total leasing commissions to Hartman Management, L.P. of $952,756, $978,398 and $890,852 for the years ended December 31, 2004, 2003 and 2002, respectively, of which $232,343 and $175,725 were payable at December 31, 2004 and 2003, respectively.

The fees payable to Hartman Management, L.P. under the new agreements effective September 1, 2004 were not significantly different from those that would have been payable under the previous agreement.

In connection with our ongoing best-efforts Offering described above under “Security Ownership of Certain Beneficial Owners and Management,” the Company reimburses Hartman Management, L.P. up to 2.5% of the gross selling price of all common shares sold for organization and offering expenses (excluding selling commissions and a dealer manager fee) incurred by Hartman Management, L.P. on behalf of the Company. No such reimbursable expenses were incurred for the year ended December 31, 2004 because the Company had not received the minimum subscription proceeds required to break escrow. As of April 1, 2005, an aggregate of $136,620 in such expenses reimbursable to Hartman Management, L.P. under this arrangement had been incurred pursuant to the Offering.

Also in connection with the ongoing Offering, Hartman Management, L.P. receives an acquisition fee equal to 2% of the gross selling price of all common shares sold for services in connection with the selection, purchase, development or construction of properties for the Company. No such fees were incurred for the year ended December 31, 2004 because the Company had not received the minimum subscription proceeds required to break escrow. As of April 1, 2005, an aggregate of $109,296 in acquisition fees payable to Hartman Management, L.P. had been incurred pursuant to the terms of this arrangement.

Hartman Management, L.P. paid the Company $106,824, $106,789 and $79,168 for office space in 2004, 2003 and 2002, respectively. Such amounts are included in rental income in the consolidated statements of income presented in the Company’s 2004 Annual Report to Shareholders.

In conjunction with the acquisition of certain properties in prior years, the Company assumed liabilities payable to Hartman Management, L.P.  At December 31, 2004 and 2003, $200,415 was payable to Hartman Management, L.P. related to these liabilities.

Effective January 2002, Houston R.E. Income Properties XIV, L.P. (“Houston R.E. XIV”) contributed five properties to the Operating Partnership in exchange for OP Units. Houston R.E. XIV continued to own two additional properties, one of which was contributed to the Operating Partnership in October 2002 in exchange for OP Units. All of these properties secured a single loan, which was repaid by the Company in December 2002. Houston R.E. XIV agreed to pay the Company the portion of the loan repaid by the Company that was attributable to the last property held by Houston R.E. XIV. As of December 31, 2004 and 2003, Houston R.E. XIV owed the Company $3,474,616 and $3,657,833, respectively. The loan is secured by the property and accrues interest at a rate of 2.5% over LIBOR and is payable upon demand. An affiliate of Mr. Hartman is the general partner of Houston R.E. XIV.

Hartman Management, L.P. owed the Company $130,863 and $327,046 as of December 31, 2004 and 2003, respectively, as a result of various transactions undertaken in the normal course of business. All of these transactions arose prior to 2000 between Hartman Management, L.P. and the Company or its predecessor entities. The balance owing at December 31, 2004 was paid in full in January 2005.

SHAREHOLDER PROPOSALS

In the event any shareholder wishes to present a proposal at the 2006 Annual Meeting of Shareholders, it must be received by the Company on or before December 30, 2005 to be considered for inclusion in the Company’s proxy materials for such meeting. Such proposal should be sent to the Company, Attention: Corporate Secretary, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. Under applicable SEC rules, we are not required to include shareholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

In addition, any shareholder proposals not intended to be considered for inclusion in the proxy statement for our 2006 Annual Meeting of Shareholders must be submitted in accordance with provisions of our Bylaws which currently provide that, in order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Section 12 of our Bylaws must be complied with. These conditions include, but are not limited to, delivery of notice to the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the previous year’s Annual Meeting. However, if the date of mailing of the notice for the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of  mailing of the notice for the previous year’s Annual Meeting, notice by the shareholder must be given not earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the date of mailing of the notice for the meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for the meeting is made. Our Corporate Secretary will provide a copy of our Bylaws upon written request and without charge.

In accordance with the foregoing, if any shareholder notifies the Company after January 29, 2006 of his or her intent to present a proposal at the Company’s 2006 Annual Meeting of Shareholders, such proposal will be considered “untimely” under our Bylaws, and may be excluded from consideration at the Annual Meeting or, if considered, holders of proxies solicited by the Company’s board of trustees for the Annual Meeting will have the right to exercise their discretionary voting authority with respect to any such proposal, without the Company having included information regarding such proposal in the Company’s proxy materials.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

                        For the Board of Trustees

                        HARTMAN COMMERCIAL PROPERTIES REIT

                        Allen R. Hartman
                        President

Dated:  April 29, 2005

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Allen R. Hartman and Terry L. Henderson, and each of them, with full power of substitution, as Proxies, to represent and vote all the common shares of beneficial interest of Hartman Commercial Properties REIT (the “Company”) held of record by the undersigned on April 1, 2005, at the Annual Meeting of Shareholders to be held on June 3, 2005, or any adjournment thereof, as designated hereon and in their discretion as to other matters.

Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all Nominees listed in Proposal 1. The Board of Trustees is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, the proxies will be voted in accordance with the best judgment of the proxy holders.

PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING [   ]

(PLEASE DATE AND SIGN ON REVERSE)

(CONTINUED ON REVERSE SIDE)

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1.

Proposal 1—Election of the following nominees to the Company’s board of trustees:

[ ]	FOR all Nominees listed	[ ]	WITHHELD for all	Nominees: Allen R. Hartman
	at right (except as marked		Nominees listed at right	Terry L. Henderson
	to the contrary)			Samuel C. Hathorn
Jack L. Mahaffey
Chris A. Minton
Chand Vyas

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.)

2—Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

PLEASE MARK YOUR CHOICE LIKE THIS: [X]
IN BLUE OR BLACK INK.

Dated:________________________________

Signature:_____________________________

Signature if held jointly:___________________

Number of shares held:____________________

Please mark, date and sign as your name appears above and return in the enclosed envelope.